Exhibit 8.1

Form of Opinion

                    , 2015

River Financial Corporation

2611 Legends Drive

Prattville, AL 36066

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to River Financial Corporation, an Alabama corporation (“River Financial”), in connection with the proposed merger (the “Merger”) of Keystone Bancshares, Inc. (“Keystone”), an Alabama corporation, with and into River Financial, with River Financial as the surviving corporation. The Merger is pursuant to that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), executed as of May 13, 2015, by and among River Financial and Keystone, as described in the Registration Statement on Form S-4 in the form to be filed by River Financial with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms not otherwise defined in this opinion shall have the meanings ascribed to such terms in the Merger Agreement.

You have requested our opinion regarding whether the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the accuracy of the discussion set forth under the heading “United States Federal Income Tax Consequences of the Merger to Keystone Shareholders” in the Registration Statement. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of the Registration Statement with the Securities and Exchange Commission.

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement, certain exhibits and schedules thereto and such corporate records, other documents, and matters of law as we have deemed necessary or appropriate and we have relied, with your consent, upon oral and written representations of officers of River Financial and certificates of officers of River Financial and Keystone, attached hereto as Exhibits “A” and “B” (the “Representation Certificates”) and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In all our examinations, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate, and the legal capacity of all individuals executing any of the foregoing documents.

In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; (ii) the statements concerning the Merger set forth in the Merger Agreement and the

Registration Statement are true, correct and complete; (iii) the representations made to us by River Financial and Keystone in the Representation Certificates and delivered to us for purposes of this opinion are true, correct and complete and will be true, correct, and complete in all material respects as of the Effective Date and (iv) any representations made in the Representation Certificates or in the Merger Agreement “to the best knowledge of,” or similarly qualified, are true, correct, and complete in all material respects, in each case without such qualification. We have also assumed, with the consent of River Financial and Keystone, that the parties have complied with and, if applicable, will continue to comply with the relevant covenants contained in the Merger Agreement. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the merger or any other transactions.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

2. The discussion set forth in the Registration Statement under the heading “United States Federal Income Tax Consequences of the Merger to Keystone Shareholders” insofar as it presents legal conclusions with respect to matters of U.S. Federal income tax law, subject to the limitations and qualifications referred to therein, accurately sets forth the material U.S. federal income tax consequences of the Merger and constitutes the opinion of Jones Walker LLP.

We express no opinion on any issue relating to U.S. federal income tax consequences other than those described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

This opinion is being delivered to you for the purpose of being included as an exhibit to the Registration Statement. To that end, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the heading, “United States Federal Income Tax Consequences of the Merger to Keystone Shareholders.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

By:
Jones Walker LLP

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